Exhibit 15.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-254525) of Borr Drilling Limited of our report dated April 11, 2022 relating to the financial statements, which appears in this Form 20-F. /s/PricewaterhouseCoopers LLP Watford, United Kingdom April 11, 2022